UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

2011/2012 Compensation Decisions.

On February 9, 2012, the Compensation Committee of the Board of Directors of Vulcan Materials Company (the “Company”) made a number of decisions regarding the 2011 and 2012 compensation for each of the named executive officers to be included in the Company’s 2012 proxy statement (the “NEOs”) as follows:

▪	the Committee set the 2012 base salaries, which remain unchanged from 2011;

▪	the Committee decided, in accordance with a recommendation of the CEO, not to award cash bonuses based on 2011 performance;

▪	the Committee set the short term target bonus percentages for the 2012 fiscal year;

▪	the Committee determined that no payout was due on previously awarded performance shares units, for the three-year performance period ended in 2011; and

▪	the Committee granted performance shares units, to be earned based on the Company’s four-year average total shareholder return percentile rank during the four year performance period ending on December 31, 2015 and subject to the participant’s employment at the end of such period, except as otherwise provided in the award agreement on a change in control of the Company and upon certain terminations of employment. The description of the performance share unit award agreement is qualified in its entirety by the award agreement which is attached hereto as Exhibit 10.1.

For each NEO, the following table reflects (i) the fact that no cash bonuses were paid based on 2011 performance, (ii) the target bonus opportunity for the 2012 fiscal year, and (iii) the grant of performance share units for the 2012-2015 performance period.

Named Executive	Title	2011 Cash Bonus Paid ($)	2012 Annual Target Bonus Opportunity as a Percentage of Base Salary (%)	Performance Share Units Granted (Performance Period 2012-2015) (# of units)
Donald M. James	Chairman and Chief Executive Officer	$ 0	100%	83,000
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	0	75%	31,500
Danny R. Shepherd	Executive Vice President, Construction Materials	0	75%	31,500
John R. McPherson	Senior Vice President, Strategy and Business Development	0	60%	13,200
Robert A. Wason IV	Senior Vice President and General Counsel	0	60%	16,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 14, 2012	By:	/s/ Robert A. Wason IV
Robert A. Wason IV

Exhibit 10.1	Form of Performance Share Unit Award Agreement Terms and Conditions dated February 9, 2012